Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Ballantyne Strong, Inc., 2010 Long-Term Incentive Plan, of our report dated June 24, 2010, with respect to the financial statements of Digital Link II, LLC., included in the Ballantyne Strong, Inc. Form 10-K/A for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP

Los Angeles, California

August 26, 2010